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                                                                    Exhibit 23.1


             Consent of Deloitte & Touche LLP, Independent Auditors

We consent to the incorporation by reference in this Registration Statement of E*TRADE Group, Inc. on Form S-8 of our report dated November 23, 1998, appearing in the Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended September 30, 1998.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
San Jose, California
February 10, 1999